Exhibit 5.1

VORYS	52 East Gay St.
Vorys, Sater, Seymour and Pease LLP	PO Box 1008
Legal Counsel	Columbus, OH 43216-1008
614.464.6400

www.vorys.com
Founded 1909

December 8, 2010

Park National Corporation
50 North Third Street
Newark, Ohio  43055

Re:           Registration Statement on Form S-3 (Registration File No. 333-159454)

Ladies and Gentlemen:

We have acted as counsel to Park National Corporation, an Ohio corporation (the “Company”), in connection with the Registration Statement on Form S-3 (Registration File No. 333-159454) of the Company (the “Registration Statement”) filed on May 22, 2009 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), the related Prospectus included therein and the Prospectus Supplement, dated December 8, 2010 (the “Prospectus Supplement”), of the Company filed with the Commission, relating to the registration of an aggregate of 143,968 common shares, without par value (the “Common Shares”), Series A Common Share Warrants, which are exercisable within six months of the Closing Date (defined below), to purchase up to an aggregate of 35,992 Common Shares (“Series A Warrants”) and Series B Common Share Warrants, which are exercisable within 12 months of the Closing Date, to purchase up to an aggregate of 35,992 Common Shares (“Series B Warrants” and, together with the Series A Warrants, the “Warrants”).  Of the Common Shares being registered, 35,992 Common Shares are purchasable upon exercise of the Series A Warrants being registered and 35,992 Common Shares are purchasable upon exercise of the Series B Warrants being registered.

The Common Shares and the Warrants being registered are being offered and sold pursuant to securities purchase agreements (collectively, the “Securities Purchase Agreements”) between the Company and certain institutional investors in a registered direct public offering.  The purchase price for each Common Share together with one-half of a Series A Warrant and one-half of a Series B Warrant is $69.46 (the “Per Share Purchase Price”).  Each Warrant entitles the investor to purchase one Common Share at an exercise price of $76.41, which represents 110% of the Per Share Purchase Price.  The Common Shares and the Warrants will be purchased together as a unit in the offering.

Park National Corporation
December 8, 2010

The Company currently anticipates that the closing of the offering of the Common Shares and the Warrants will take place on or about December 10, 2010 (the “Closing Date”), subject to the satisfaction of customary closing conditions.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated by the Commission.

For purposes of giving the opinions expressed below, we have examined originals or certified, conformed or reproduction copies, and have relied upon the accuracy, without independent verification or investigation, of the following:

(1)	the Articles of Incorporation, as amended to date, the completeness and accuracy of which have been certified to us as of the date hereof by an officer of the Company (the “Articles”);

(2)	the Regulations, as amended to date, of the Company, the completeness and accuracy of which have been certified to us as of the date hereof by an officer of the Company;

(3)
a copy of the minutes (the “Board Minutes”) of the actions taken by the Company’s Board of Directors on December 6, 2010, with respect to the Securities Purchase Agreements and the consummation of the transactions contemplated thereby, the accuracy and effectiveness of which have been certified to us as of the date hereof by an officer of the Company;

(4)	the form of Securities Purchase Agreement, dated as of December 8, 2010, entered into by the Company with each investor;

(5)	the form of Series A Warrant;

(6)	the form of Series B Warrant;

(7)
the letter agreement with Rodman & Renshaw, LLC (the “Placement Agent”) pursuant to which the Placement Agent agreed to act as exclusive placement agent on a “reasonable best efforts” basis in connection with the sale of 71,984 Common Shares together with the Series A Warrants and the Series B Warrants in the registered direct public offering;

(8)	the Registration Statement, and the related form of prospectus included therein, in the form in which the Registration Statement was transmitted to the Commission under the Securities Act;

(9)	the Prospectus Supplement in the form in which it was transmitted to the Commission under the Securities Act; and

Park National Corporation
December 8, 2010

(10)
such other records of the Company and certificates of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinions set forth below.

In our examinations, we have assumed: (a) the correctness of information contained in all records, documents and certificates examined by us, the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of all documents and certificates submitted to us as originals, the authority of all individuals entering and maintaining records, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or reproduction copies and the authenticity of all such originals of such copies; (b) except with respect to the Company, the due completion, authorization, execution and delivery of all documents and instruments examined by us and the consideration recited therein; (c) that each of the investors has the power and authority to execute and deliver the Securities Purchase Agreement to which such investor is a party and to perform its obligations thereunder, and all such actions have been duly and validly authorized by all necessary proceedings by such investor; (d) except with respect to the Company, that when duly authorized, executed and delivered, the applicable Securities Purchase Agreement will constitute a legal, valid and binding obligation of investor party thereto, enforceable against such investor in accordance with its terms; and (e) that the laws of any jurisdiction other than the State of Ohio which may govern the Securities Purchase Agreements and/or the Warrants are not inconsistent with the laws of the State of Ohio in any manner material to the opinions expressed in this opinion letter.  We also have assumed that all actions to register and qualify the Common Shares for sale under all applicable state securities laws will be accomplished prior to the offer and sale of the Common Shares.

Based upon the foregoing examinations and in reliance thereon and the assumptions made herein, we are of the opinion that:

1.
The Common Shares to be sold pursuant to the Securities Purchase Agreements have been duly authorized and validly issued and, when sold pursuant to the Registration Statement, the Prospectus and the Prospectus Supplement and in accordance with the Board Minutes and when delivered against payment of the consideration therefor in accordance with the terms and subject to the conditions set forth in the respective Securities Purchase Agreements, the Common Shares will be fully paid and nonassessable.

2.
The Warrants constitute valid and legally binding obligations of the Company, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting enforcement of creditors’ rights generally and to general equity principles.

Park National Corporation
December 8, 2010

3.
The Common Shares issuable upon exercise of the Warrants (the “Warrant Shares”) have been duly authorized and validly issued and, when delivered upon exercise of the Warrants pursuant to the Registration Statement, the Prospectus and the Prospectus Supplement and against payment of the consideration therefor in accordance with the terms and subject to the conditions set forth in the Warrants, such Warrant Shares will be fully paid and nonassessable.

The opinions expressed herein are limited solely to: (i) the federal laws of the United States of America; and (ii) the laws of the State of Ohio, in each case as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction on the opinions expressed herein.  Our opinions are limited to those expressly set forth herein, and we express no opinions by implication.

This opinion letter is being furnished to you for submission to the Commission as an exhibit to the Company’s Current Report on Form 8-K relating to the Securities Purchase Agreements and the Common Shares and the Warrants to be purchased thereunder (the “Form 8-K”), which is filed in connection with the Registration Statement and incorporated therein by reference.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Form 8-K and to the reference to our firm therein and in the Registration Statement and related Prospectus and the Prospectus Supplement under the caption “LEGAL MATTERS.”  In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the Commission promulgated thereunder.

Respectfully,

/s/ Vorys, Sater, Seymour and Pease LLP

VORYS, SATER, SEYMOUR AND PEASE LLP